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              U.S. SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT
               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


                  Date of Report August 30, 2005
                (Date of earliest event reported)


                         EACO CORPORATION
       (Exact name of registrant as specified in its charter)


                            Florida
          (State or other jurisdiction of incorporation)

            0-14311                        59-2597349
     (Commission File Number)    (IRS Employer Identification No.)


      2113 Florida Boulevard, Neptune Beach, FL        32266
      (Address principal executive offices)          (Zip Code)


 Registrant's telephone number, including area code (904) 249-4197

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Item 4.01  Changes in Registrant's Certifying Accountant.

As noted by an 8-K filed by the Company on June 21, 2005, Deloitte & Touche LLP ("Deloitte") advised EACO Corporation by letter dated June 21, 2005 that it intended to resign as EACO Corporation's independent registered public accounting firm, effective upon conclusion of its review of EACO
Corporation's interim financial information for the quarter ended June 29, 2005. By letter dated August 24, 2005 and received by the Company on August 26, 2005, Deloitte informed the Company that its resignation was effective immediately.

The reports of Deloitte on EACO Corporation's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During EACO Corporation's most recent two fiscal years and the subsequent interim period through August 24, 2005, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its reports.

During EACO Corporation's most recent two fiscal years and the subsequent interim period through August 24, 2005, there were no "reportable events" as such term is described in Item 304(a)(1)(v) of Regulation of S-K.

EACO Corporation has provided a copy of this report to Deloitte and requested that it furnish EACO Corporation with a letter addressed to the SEC stating whether it agrees with the statements made by EACO Corporation in response to this item and, if not, stating the respects in which it does not agree.

Item 9.01.  Financial Statements and Exhibits

            (c)  Exhibits.

                 16  Letter dated August 24, 2005 from
                     Deloitte & Touche LLP to the SEC.


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                          SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            EACO Corporation


Date:  September 1, 2005    By: /s/ Edward B. Alexander
                            Edward B. Alexander, President/
                            Chief Operating Officer




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EXHIBIT INDEX

         Exhibit No.

         16

August 24, 2005

EACO Corporation
Mr. Edward B. Alexander, President and Chief Operating Officer
2113 Florida Boulevard
Neptune Beach, FL  32266

Dear Mr. Alexander:

This is to confirm that the client-auditor relationship between EACO Corporation (Commission File No. 0-14311) and Deloitte &
Touche LLP has ceased.

Yours truly,



Deloitte & Touche LLP


cc:	PCAOB Letter File
	Office of the Chief Accountant
	Securities and Exchange Commission
	100 F. Street, N.E.
	Washington, D.C.  20549-7561

	Fax (202) 772-9251 and 9252 (PCAOB Letter File and 7th Floor)

	Mr. Jay Conzen, Chairman of the Audit Committee


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